Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
ANNOUNCES SUCCESSION PLAN

Milwaukee, Wisconsin – February 27, 2012 -- Harold M. Stratton II, Chairman and Chief Executive Officer of STRATTEC SECURITY CORPORATION (NASDAQ:STRT) announced today he will retire from the company on September 1, 2012.  After that date, Mr. Stratton will remain on the company’s Board of Directors as non-executive Chairman.

Also effective September 1, 2012, Mr. Frank J. Krejci will become STRATTEC’s Chief Executive Officer in addition to his current duties as the Company’s President.  These changes in the Company’s leadership are part of a succession planning process conducted over the past several years by STRATTEC’s Board of Directors to provide a smooth transition and continuity in the Company’s management after Mr. Stratton’s retirement.

Mr. Stratton began in the business that is now STRATTEC in October of 1977, when it was still a division of Briggs & Stratton Corp.  He has been CEO of STRATTEC since its spin-off from Briggs & Stratton.  Today marks the 17th anniversary of that spin-off and STRATTEC’s emergence as an independent, publicly traded company.

Although not active in STRATTEC’s day-to-day business following his retirement on September 1st, Mr. Stratton will be involved in certain oversight and strategic activities appropriate to the role of non-executive Chairman.  His role will also include remaining on the Board of Directors of Vehicle Access Systems Technology LLC (VAST), the global joint venture in which STRATTEC participates as an equal partner with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.

Mr. Krejci has been STRATTEC’s President and Chief Operating Officer since January 1, 2010.  He has been on the STRATTEC Board of Directors throughout its 17 years of existence, and was also a former employee in the business before it gained its independence.  Mr. Stratton commented, “Through his former experience in our business, his years of service on our Board and his current role as President & COO, Frank has significant institutional knowledge of STRATTEC and its business.  This knowledge, combined with his extensive experience in other business endeavors during his career, makes him uniquely suited to be our next CEO.  I am very pleased he will be succeeding me in that role.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.